                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               HEICO CORPORATION
                (Name of Registrant as Specified in Its Charter)

                               HEICO CORPORATION
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transactions apply:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

                               HEICO CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 21, 1995
                            ------------------------

     The Annual Meeting of Shareholders of HEICO Corporation, a Florida corporation ('HEICO'), will be held on March 21, 1995, at 10:00 A.M. local time, at HEICO's principal executive offices, 3000 Taft Street, Hollywood, Florida, for the following purposes:

     1. To elect a Board of Directors for the ensuing year; and

     2. Transacting such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of HEICO Common Stock at the close of business on January 20, 1995 will be entitled to vote at the Meeting.

     YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY. YOU MAY REVOKE YOUR PROXY EITHER BY WRITTEN NOTICE TO HEICO OR IN PERSON AT THE MEETING (WITHOUT AFFECTING ANY VOTE PREVIOUSLY TAKEN).

                                              BY ORDER OF THE BOARD OF DIRECTORS
3000 Taft Street                                           Laurans A. Mendelson,
Hollywood, Florida                              Chairman of the Board, President
February 15, 1995                                    and Chief Executive Officer

                               HEICO CORPORATION
                   3000 TAFT STREET, HOLLYWOOD, FLORIDA 33021
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished to the shareholders of HEICO Corporation ('HEICO' or the 'Company') in connection with the solicitation of proxies by HEICO's Board of Directors for use at the annual meeting of shareholders of HEICO to be held at the principal executive offices of HEICO, 3000 Taft Street, Hollywood, Florida 33021 on Tuesday, March 21, 1995 at 10:00 A.M., local time. This Proxy Statement is first being mailed to shareholders on or about February 17, 1995.

     At the annual meeting, the shareholders will be asked to elect a Board of Directors and to vote on any other business which properly comes before the meeting.

     THE BOARD OF DIRECTORS OF HEICO URGES YOU PROMPTLY TO DATE, SIGN AND MAIL YOUR PROXY, IN THE FORM ENCLOSED WITH THIS PROXY STATEMENT, TO MAKE CERTAIN THAT YOUR SHARES ARE VOTED AT THE MEETING. PROXIES IN THE ENCLOSED OR OTHER ACCEPTABLE FORM THAT ARE RECEIVED IN TIME FOR THE MEETING WILL BE VOTED. HOWEVER, YOU MAY REVOKE YOUR PROXY AT ANY TIME BY A REVOCATION IN WRITING OR A LATER DATED PROXY THAT IS RECEIVED BY HEICO, AND IF YOU ATTEND THE MEETING YOU MAY VOTE YOUR SHARES IN PERSON.

     If your proxy is received in time for the meeting, it will be voted in the manner specified by you in the proxy. If you do not specify a choice, the proxy will be voted as indicated in the form of proxy.

     HEICO will bear the expense of soliciting proxies in the accompanying form. Solicitations will be by mail, and directors, officers and regular employees of HEICO may solicit proxies personally or by telephone, telegram or special letter. HEICO will also employ Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist in soliciting proxies for a fee of $3,200 plus related out-of-pocket expenses.

     Only holders of record of HEICO Common Stock at the close of business on January 20, 1995 will be entitled to vote at the meeting. On that date there were 2,268,646 shares of HEICO Common Stock outstanding, each entitled to one vote. Of these shares, 402,261 were held by the trustee under the HEICO Savings and Investment Plan. Under the terms of that Plan, all shares allocated to the accounts of participating employees and held by the trustee will be voted or not as directed by written instructions from the participating employees, and allocated shares for which no instructions are received and all unallocated shares will be voted in the same proportion as the shares for which instructions are received.

           VOTING SECURITIES OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's outstanding Common Stock as of January 20, 1995, by the only persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, as well as by all directors of the Company, those executive officers of the Company who are listed in the Summary Compensation Table and all directors and officers of the Company as a group. The Company is unaware of any other persons who beneficially own more than 5% of the Company's outstanding Common Stock as of January 20, 1995.

                 NAME AND ADDRESS                 NO. OF SHARES AND NATURE
               OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP(1) PERCENTAGE OF CLASS
- - - - ------------------------------------------------  -------------------------- -------------------
(a) Certain beneficial owners:

Mendelson Reporting Group                                    538,010(2)             21.07%
825 South Bayshore Drive, 16th Floor
Miami, Florida 33131

HEICO Savings and Investment Plan                            402,261(3)             17.73%
c/o NationsBank Trust
P.O. Box 1469
Tampa, Florida 33601

Dr. Herbert A. Wertheim                                      337,900(4)             14.89%
191 Leucadendra Drive
Coral Gables, Florida 33156

Dimensional Fund Advisors Inc.                               168,150(5)              7.41%
1299 Ocean Avenue, Suite 650
Santa Monica, California 90401

(b) Directors:

Jacob T. Carwile                                              40,500(6)              1.76%
Samuel L. Higginbottom                                           200                    *
Paul F. Manieri                                               40,650(7)              1.76%
Eric A. Mendelson                                             94,012(8)              4.06%
Laurans A. Mendelson                                         451,025(9)             18.27%
Albert Morrison, Jr.                                           4,700(10)                *
Dr. Alan Schriesheim                                          36,900(11)             1.60%
Guy C. Shafer                                                  3,000                    *

(c) Executive officers listed in Summary
    Compensation Table who are not directors:

Thomas S. Irwin                                               80,256(12)             3.44%
Joseph A. Paul                                                17,517(13)                *
Paul M. Stanley                                                  -0-                  -0-

(d) All directors and officers
    as a group (12 persons)                                  735,316(14)            27.06%

All directors, officers, the HEICO
Savings and Investment Plan and the
Mendelson Reporting Group as a group                       1,175,565(15)            42.68%

- - - - ------------------------

footnotes on next page

                                       2

- - - - ------------------------
    *  Represents ownership of less than 1%.
  (1)  This column sets forth shares of HEICO Common Stock which are deemed to be 'beneficially owned' by the persons named in the table in accordance with Securities and Exchange Commission ('SEC') regulations. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as otherwise described in the following footnotes.
  (2)  The Mendelson Reporting Group is a reporting group for purposes of SEC Rule 13d-1 consisting of Laurans A.
       Mendelson, Eric A. Mendelson, Victor H. Mendelson and Mendelson International Corporation ('MIC'), a
       corporation whose stock is owned solely by Eric and Victor Mendelson. Includes 285,000 shares covered by currently exercisable stock options. See Notes (8) and (9) below.
  (3)  As of September 30, 1994, the shares held by the HEICO Savings and Investment Plan include 89,992 shares allocated to participant's individual accounts and 312,269 unallocated shares.
  (4)  Based on information in an October 28, 1993 Schedule 13D filed by Dr. Wertheim with the SEC.
  (5)  Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 168,150 shares of HEICO Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating
       Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of such shares.
  (6)  Includes 37,500 shares covered by currently exercisable stock options and 3,000 shares owned with Mr.
       Carwile's wife.
  (7)  Includes 37,500 shares covered by currently exercisable stock options and 150 shares owned with Mr. Manieri's wife.
  (8)  Includes 45,015 shares held by MIC, 47,500 shares covered by currently exercisable stock options and 1,497 shares held by the HEICO Savings and Investment Plan and allocated to Eric A. Mendelson's account. See Note
       (2) above.
  (9)  Laurans A. Mendelson disclaims beneficial ownership with respect to 45,015 of these shares, which are held in the name of MIC. The remaining 406,284 shares are held solely by Mr. Mendelson and include 200,000 shares covered by currently exercisable stock options and 2,880 shares held by the HEICO Savings and Investment Plan and allocated to Mr. Mendelson's account. See Notes (2) and (8) above.
 (10)  Albert Morrison Jr.'s voting and dispositive power with respect to these shares is held indirectly through
       Sheridan Ventures, Inc., a corporation of which Mr. Morrison is the President, but not a shareholder.
 (11)  Includes 33,750 shares covered by currently exercisable stock options.
 (12)  Includes 65,837 shares covered by currently exercisable stock options and 5,207 shares held by the HEICO
       Savings and Investment Plan and allocated to Thomas S. Irwin's account.
 (13)  Includes 17,500 shares covered by currently exercisable stock options and 17 shares held by the HEICO Savings and Investment Plan and allocated to Joseph A. Paul's account.
 (14)  Includes 448,387 shares covered by currently exercisable stock options. The total for all directors and officers as a group also includes 12,372 shares held by the HEICO Savings and Investment Plan and allocated to accounts of officers pursuant to the Plan. See Note (3) above.
 (15)  Includes all shares and options held by all directors and officers (12 persons), the HEICO Savings and
       Investment Plan and all members of the Mendelson Reporting Group.

                          PROPOSAL TO ELECT DIRECTORS

     Each of the eight individuals named in the table below has been nominated by management for election to the Board of Directors at the annual meeting to serve until the next annual meeting or until his successor is elected and qualified. All of the nominees are currently serving as directors.

                                                                                                    DIRECTOR
NAME                           AGE    CORPORATE OFFICE OR POSITION                                   SINCE
- - - - ----------------------------   ---    -----------------------------------------------------------   --------
Jacob T. Carwile                 72   Director(1)(3)                                                  1975

Samuel L. Higginbottom           73   Director(1)(2)(5)                                               1989

Paul F. Manieri                  77   Director(1)(2)(4)                                               1985

Eric A. Mendelson                29   Vice President of Aerospace Operations, President of HEICO      1992
                                      Aerospace Corporation and Director(6)

Laurans A. Mendelson             56   Chairman of the Board, President and Chief Executive            1989
                                      Officer, Director(2)(6)

Albert Morrison, Jr.             58   Director(3)(5)                                                  1989

Dr. Alan Schriesheim             64   Director(2)(4)                                                  1984

Guy C. Shafer                    76   Director(1)(5)                                                  1989

- - - - ------------------------
(1) Member of Nominating and Executive Compensation Committee.

(2) Member of Executive Committee.

(3) Member of Finance/Audit Committee.

(4) Member of Environmental, Safety and Health Committee.

(5) Member of Stock Option Plan Committee.

(6) Laurans A. Mendelson is the father of Eric A. Mendelson.

                        BUSINESS EXPERIENCE OF NOMINEES

     Mr. Carwile, U.S.A.F. Lt. Col. retired, is a private investor and aerospace consultant. From 1970 to 1987 he was President of his own company which was primarily engaged in the sale of aircraft instruments and airframe components to the U.S. government.

     Mr. Higginbottom is a retired executive officer of Rolls Royce, Inc., (an aircraft engine manufacturer), where he served as Chairman, President and Chief Executive Officer from 1974 to 1986. He was the Chairman of the Columbia University Board of Trustees from 1982 until September 1989. He was President, Chief Operating Officer and a director of Eastern Airlines, Inc., from 1970 to 1973 and served in various other executive capacities with that company from 1964 to 1969. Mr. Higginbottom is a director of British Aerospace Holdings, Inc., an aircraft manufacturer, and was a director of AmeriFirst Bank from 1986 to 1991.

     Mr. Manieri is a retired executive of IBM Corporation, having held various positions there for 44 years, including Director of Manufacturing and Engineering for IBM World Trade Corporation and Director of Personnel and Director of Communications for IBM Corporation.

     Mr. Eric A. Mendelson has been President and Chief Operating Officer of HEICO Aerospace Corporation, a wholly-owned subsidiary of HEICO ('HEICO Aerospace') since April 1993 and Vice President-Aerospace Operations of
HEICO since 1992. He also served as Executive Vice President and Chief Operating Officer of HEICO's Jet Avion Corporation, a wholly-owned subsidiary of HEICO Aerospace since 1991. From 1990 to 1991, Mr.
Mendelson was Director of Planning and Operations of HEICO. Mr. Mendelson is a co-founder and, since 1987, has been Managing Director of Mendelson International Corporation, a private investment company which is a shareholder of HEICO (see 'Voting Securities of Principal Shareholders and Management,' above). Mr. Mendelson received his MBA from Columbia University Graduate School of Business and his AB degree from Columbia College.

     Mr. Laurans A. Mendelson has been Chairman of the Board and Chief Executive Officer of HEICO since 1990 and President since 1991. Mr. Mendelson has been Chairman of the Board of Ambassador Square, Inc. (a real estate development and management company) since 1980 and President of that company since 1988, as well as Chairman of the Board of Columbia Ventures, Inc. (a private investment company) since 1985 and that company's President since 1988. He is a member of the Alumni Advisory Board to the Columbia University Board of Trustees and was a member of the Columbia College Board of Visitors from 1984 through 1990. Mr. Mendelson is also a member of the Board of Trustees and Finance Committee of Mt. Sinai Medical Center, Miami Beach, Florida. He is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, the Society of University Grand Founders of the University of Miami and the Citizen's Board of the University of Miami.

     Mr. Morrison has been President of Morrison, Brown, Argiz & Company, a certified public accounting firm located in Miami, Florida, since 1971. He has been the Vice Chairman of the Dade County Industrial Development Authority since 1983. He is the Treasurer of the Florida International University Board of Trustees and has served as a Trustee since 1980. Mr. Morrison is also a director of Logic Devices, Inc., a computer electronics company.

     Dr. Schriesheim is the Director of Argonne National Laboratory (located near Chicago, Illinois). Prior to his appointment to that position in 1984, he was Senior Deputy Director and Chief Operating Officer of Argonne (1983-84). From 1956 to 1983, Dr. Schriesheim served in a number of capacities with Exxon Corporation in research and administration, including positions as General Manager of the Engineering Technology Department for Exxon Research and Engineering Co. and Director of Exxon's Corporate Research Laboratories. Dr. Schriesheim is also a director of Rohm and Haas Company, a chemical company, and a member of the Board of the Children's Memorial Hospital of Chicago, Illinois.

     Mr. Shafer is retired from Coltec Industries, Inc., formerly Colt Industries, Inc., (a manufacturer of aviation and automotive equipment), where he served as Advisor to the Chief Executive Officer from 1987 to 1988, Executive Vice President from 1985 to 1986 and Group Vice President from 1969 to 1985. Mr. Shafer has been in the aviation and automotive manufacturing industry since 1946.

     Meetings of the Board of Directors are held periodically during the year. The Board held six meetings in fiscal 1994. The Board currently has five standing committees: the Executive Committee; the Nominating and Executive Compensation Committee; the Finance/Audit Committee; the Environmental, Safety and Health Committee and the Stock Option Plan Committee. The Executive Committee has such powers as are delegated by the Board, which may be exercised while the Board is not in session, provided such powers are not in conflict with specific powers conferred to other committees or are otherwise contrary to law. The Nominating and Executive Compensation Committee determines the Company's director and officer requirements and recommends to the full Board nominees for election. The Nominating and Executive Compensation Committee does not solicit nominations from shareholders. The Committee also reviews and approves compensation of the Company's officers, key employees and directors. The Finance/Audit Committee meets with the Company's Chief Financial Officer and its auditors to review the scope and results of their audits and consults with the auditors with respect to the Company's internal controls. In addition, the Finance/Audit Committee reviews financial matters which may arise from time to time. The
Environmental, Safety and Health Committee meets with the Company's senior management and oversees compliance in all matters relating to federal and state environmental, safety and health regulations. The Stock Option Plan Committee administers the Company's stock option plans including authority to grant options, determine the persons to whom and the times at which options are granted, and determine the terms and provisions of each grant. During fiscal 1994, no separate meetings of the Executive Committee or the Stock Option Plan Committee were held, the Nominating and Executive Compensation Committee met four times, the Finance/Audit Committee met twice and the Environmental, Safety and Health Committee met five times.

     The persons named in the enclosed proxy card intend to vote such proxy for the election of the listed nominees, or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other person as management may recommend in the place of such nominee to fill such vacancy. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ALL OF MANAGEMENT'S NOMINEES.

COMPENSATION OF DIRECTORS

     Currently, directors of the Company receive director's fees of $1,000 for each regular Board meeting attended and a $12,000 annual retainer. Members of committees of the Board of Directors of the Company are paid a $2,000 annual retainer for each committee served and $500 for attendance at each committee meeting. Per diem fees for other consulting services are paid to individual directors, as assigned by the Chairman of the Board, in the amount of $500 per day. During fiscal 1994, an aggregate of $251,000 was paid to directors under the compensation arrangements described above (including $49,000 paid to Jacob Carwile, $103,500 paid to Samuel Higginbottom, $29,000 paid to Paul Manieri, $23,000 paid to Albert Morrison, $23,500 paid to Guy Shafer and $23,000 paid to Dr. Alan Schriesheim), excluding amounts paid to Laurans A. Mendelson and Eric
A. Mendelson, which are reported in the Summary Compensation Table.

     Additionally, the Company's Directors' Retirement Plan, adopted in 1991, covers the then current directors of the Company. Under the Directors' Retirement Plan, participants will, upon retirement from the Board, receive quarterly payments in amounts to be based on the average retainer such director was paid during his service as a member of the Board of Directors. Such quarterly payments are not to be less than $3,000. Subject to the terms of the Plan, theses quarterly payments will continue for the same period of time that the participant served on the Board, not to exceed ten years. During fiscal 1994, $15,000 was paid to a retired director pursuant to the Directors' Retirement Plan, while $73,000 was accrued during the year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) for the fiscal years ended October 31, 1992, 1993 and 1994:

                                                                                     LONG-TERM COMPENSATION
                                                                             -----------------------------------
                                                                                         AWARDS         PAYOUTS
                                                                             -----------------------  ----------
                                                ANNUAL COMPENSATION          RESTRICTED
                                        -----------------------------------     STOCK      OPTIONS/     LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR  SALARY($)(1)  BONUS($)(1)  OTHER($)  AWARD(S)($)  SARS(#)(2)  PAYOUTS($)  COMPENSATION($)
- - - - --------------------------------- ----  ------------  -----------  --------  -----------  ----------  ----------  ---------------
Laurans A. Mendelson               1994    312,000      100,000     20,000(3)     0         20,000         0           28,087(4)
Chairman of the Board              1993    312,000            0     18,000(3)     0              0         0           27,824(4)
President and Chief Executive      1992    312,000            0     19,500(3)     0              0         0           27,691(4)
Officer

Thomas S. Irwin                    1994    150,000       30,000          0        0         10,000         0            7,671(5)
Executive Vice President           1993    150,000            0          0        0          9,712         0            7,363(5)
and Chief Financial Officer        1992    150,000            0          0        0              0         0            7,368(5)

Eric A. Mendelson                  1994    125,000       25,000     18,000(3)     0         10,000         0            6,400(5)
Vice President of Aerospace        1993    125,000            0     15,000(3)     0              0         0            6,268(5)
Operations; President and Chief    1992    125,000            0      5,000(3)     0         12,500         0            6,108(5)
Operating Officer of HEICO
Aerospace Corporation

Joseph A. Paul                     1994    151,207       50,000          0        0         10,000         0              234(5)
Vice President of Medical          1993    136,742            0          0        0              0         0                0
Services Operations; Executive     1992    120,461            0          0        0         12,500         0                0
Vice President of MediTek Health
Corporation

Paul M. Stanley(6)                 1994    112,451            0          0        0              0         0          105,000(7)
former President of                1993    156,000            0          0        0              0         0                0
MediTek Health Corporation         1992    156,000            0          0        0              0         0                0

- - - - ------------------------
 (1)  Salary and bonus amounts include amounts deferred by executive officers pursuant to a non-qualified deferred compensation plan available to selected executive officers. Under such deferred compensation plan, selected employees may elect to defer a portion of their compensation. Amounts deferred are immediately vested and invested in individually directed investment accounts. Earnings on such investment accounts, which are maintained by a Trustee, accrue to the benefit of the individual.
 (2)  The Company has not granted and does not currently grant Stock Appreciation Rights ('SARs').
 (3)  Represents payments of directors' fees.
 (4)  Includes life insurance premiums paid by the Company of $18,750 in fiscal years 1994, 1993 and 1992. Amount also includes Company contributions to his HEICO Savings and Investment Plan account of $9,337 in fiscal year
      1994, $9,074 in fiscal year 1993 and $8,941 in fiscal year 1992. Prior to receiving a portion of the Company contributions under such Plan, Mr. Mendelson contributed, in cash, twice the amount that he received in stock.
 (5)  Represents Company contributions to the HEICO Savings and Investment Plan account of the named executive.
      Prior to receiving a portion of the Company contributions under such Plan, each named executive contributed, in cash, twice the amount that he received in HEICO stock.
 (6)  Mr. Stanley resigned from the Company in May 1994.
 (7)  Includes $50,000 paid pursuant to an agreement in connection with the resignation of Mr. Stanley and $55,000 for Mr. Stanley's consulting services after his resignation through October 31, 1994.

OPTION/SAR GRANTS TABLE

     The following table sets forth information concerning individual grants of stock options pursuant to the Company's Combined Stock Option Plan during the fiscal year ended October 31, 1994 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. The Company has not granted and does not currently grant stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                       % OF TOTAL                                        ANNUAL RATES OF STOCK
                                                      OPTIONS/SARS                MARKET                   APPRECIATION FOR
                                           OPTIONS/    GRANTED TO    EXERCISE    PRICE ON                   OPTION TERM(2)
                                             SARS     EMPLOYEES IN    OR BASE    DATE OF   EXPIRATION  -------------------------
NAME AND PRINCIPAL POSITION               GRANTED(#)   FISCAL YEAR  PRICE($/SH)   GRANT       DATE     0%($)   5%($)     10%($)
- - - - ----------------------------------------- ----------  ------------   --------    -------   ----------  -----  --------  --------
Laurans A. Mendelson                        20,000(1)      25%      $   12.00    $ 12.00    12/17/03     0    $150,935  $382,498
Chairman of the Board, President and
Chief Executive Officer

Thomas S. Irwin                             10,000(1)      13%      $   12.00    $ 12.00    12/17/03     0    $ 75,467  $191,249
Executive Vice President and
Chief Financial Officer

Eric A. Mendelson                           10,000(1)      13%      $   12.00    $ 12.00    12/17/03     0    $ 75,467  $191,249
Vice President of Aerospace Operations;
President and Chief Operating Officer of
HEICO Aerospace Corporation

Joseph A. Paul                              10,000(1)      13%      $   12.00    $ 12.00    12/17/03     0    $ 75,467  $191,249
Vice President of Medical Services
Operations; Executive Vice President of
MediTek Health Corporation; President of
MediTek Health Care Management, Inc.

Paul M. Stanley                                  0          0               0          0           0     0       0         0
former President of MediTek Health
Corporation

- - - - ------------------------
(1) Options were 100% vested at grant.

(2) Based upon arbitrary assumptions of 0%, 5%, and 10% annual appreciation of the Company's common stock through the expiration date of the executive's options granted during the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES AND
FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth information concerning unexercised options to purchase the Company's Common Stock as of October 31, 1994 under the Company's Combined Stock Option Plan, Non-Qualified Stock Option Plan and 1993 Stock Option Plan held by the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company. None of these executives exercised any stock options or stock appreciation rights during fiscal year 1994. Also reported are the values for 'in-the-money' options which represent the positive spread between the exercise price of any such existing stock options and the closing price of HEICO Common Stock on the composite tape of the American Stock Exchange on October 31, 1994:

                       AGGREGATED OPTION/SAR EXERCISES IN
                 LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                             NUMBER OF       VALUE OF
                                                                                            UNEXERCISED     UNEXERCISED
                                                                                            OPTIONS/SARS    IN-THE-MONEY
                                                                                            AT FY-END(#)    AT FY-END($)
                                                    SHARES ACQUIRED                         EXERCISABLE/    EXERCISABLE/
NAME AND PRINCIPAL POSITION                          ON EXERCISE(#)    VALUE REALIZED($)    UNEXERCISABLE   UNEXERCISABLE
- - - - -------------------------------------------------   ---------------    -----------------    ------------    -------------
Laurans A. Mendelson                                       0                   0               170,000E              0
Chairman of the Board, President
and Chief Executive Officer

Thomas S. Irwin                                            0                   0                55,837E         25,882E
Executive Vice President and
Chief Financial Officer

Eric A. Mendelson                                          0                   0                35,000E              0
Vice President of Aerospace Operations;
President and Chief Operating Officer of
HEICO Aerospace Corporation

Joseph A. Paul                                             0                   0                15,000E              0
Vice President of Medical Services                                                               7,500U              0
Operations; Executive Vice President of
MediTek Health Corporation; President of
MediTek Health Care Management, Inc.

Paul M. Stanley                                            0                   0                     0               0
former President of MediTek Health
Corporation

- - - - ------------------------
E--Denotes exercisable options.
U--Denotes unexercisable options.

             NOMINATING AND EXECUTIVE COMPENSATION COMMITTEE REPORT

THE COMMITTEE

     The Nominating and Executive Compensation Committee (the 'Committee') of the Board of Directors (the 'Board') is composed entirely of disinterested members of the Board. No member of the Committee is a current or former employee or officer of the Company or any of it's affiliates. Decisions concerning compensation of the Company's executive officers generally are made by the Committee and all decisions by the Committee relating to compensation of the Company's executive officers are reviewed by the full Board, except that decisions relating to awards under the Company's 1993 Stock Option Plan must be solely made by the Stock Option Committee (the 'SOC') in order for the grants or awards under such plan to satisfy Rule 16b-3 of the Securities Exchange Act of 1934.

COMPENSATION PHILOSOPHY

     In general, the Company's primary objectives in establishing executive compensation are: (i) ensuring that the interests of shareholders and the Company's management are properly aligned; (ii) long-term growth pursuit by management; (iii) recruitment of top-quality management; (iv) stimulation of both entrepreneurial and team objectives by management; and (v) retaining high-quality managers in a competitive compensation market. Because a stock is usually priced at a multiple of a company's earnings, the Committee believes that stock-based compensation stimulates managers to maximize corporate earnings and, therefore, the Company's stock price.

     Stock option holders do not receive any income or other benefit from their stock options unless all shareholders gain from an increase in the Company's stock price. If management's efforts do not result in a share price increase, management will forego potentially sizeable financial gains, which gains can represent a substantial income expectation for the affected officers.

RELATIONSHIP TO PERFORMANCE UNDER COMPENSATION PLANS

     Base compensation for the Company's executive officers did not increase in 1994. In general, the Committee sought to stimulate managers by rewarding goal and budgetary achievements through cash bonuses. In certain instances, the Committee awarded Company stock options in order to foster certain managers' interest in operating programs designed to yield profits two to four years hence.

     Compensation paid to the Company's executive officers in 1994, as reflected in the foregoing tables, consisted essentially of base salary, cash bonuses, stock options, and Company contributions to the HEICO Savings and Investment Plan (the 'Plan'). All employees of the Company and certain subsidiaries are eligible to participate in the Plan, but, under Federal regulations, certain employees of the Company (for HEICO, such employees include all executive officers who received a matching contribution to their Plan accounts) are limited in their participation. Further, all officers listed herein who are eligible to participate in the Plan contributed a portion of their compensation to the Plan in order to receive the maximum of the Company's contribution.

     Executive officers' base salaries are determined through the utilization of industry data and numerous other considerations of individual performance and corporate goals. The following items are among the chief factors considered by the Committee in establishing base salaries for the Company's executive officers:

     1) Compensation analysis reports from an independent consulting firm;
     2) Consultation with executives;

     3) Known industry standards;
     4) Local and geographic standards;
     5) Private negotiation with key executives;
     6) Alternative employment opportunities available to executives;
     7) Industry knowledge and experience;
     8) Complexity and difficulty of responsibilities; and
     9) Past and expected future contributions to the Company's development.

     The Committee desires to reward management's success in meeting the goals set forth for the Company. Specifically, management had embarked on an ambitious product development program to expand HEICO Aerospace's product offering. Management has met or exceeded its new product sales goals during 1994 and is currently scheduled to meet or exceed those goals in 1995. The new product development program is critical to the Company's long-term survival and short-term earnings growth. The Committee notes that no cash bonuses were paid to executive officers in 1992 or 1993. Accordingly, due to management's success in achieving various earnings targets (including, among others, new product development, new product sales and cost reductions), the Committee felt it appropriate to reward certain executive officers for such success.

     Similarly, MediTek Health Corporation achieved its first year of profitability in 1994, despite substantial losses by other companies in the same industry. Management was also charged with the responsibility of cost-effectively relocating MediTek's headquarters. Finally, MediTek's revenues increased nearly 60% during 1994. The Committee wishes to reward management accordingly.

     Although the Committee believes that its compensation policies have been appropriate to stimulate long-term growth and attention to short-term considerations, it plans to review Company compensation practices at various intervals during 1995 and may, depending upon conditions in its businesses, industries, the economy, and other factors, revise its policies.

CHIEF EXECUTIVE OFFICER

     The Committee evaluates the Chief Executive Officer's compensation annually. The primary standards which the Committee considers with regard to the Chief Executive Officer's compensation are substantially the same as those described with regard to executive officers in general. Further, the Committee assesses past performance and expectation of further contributions to the Company.

     The Committee believes that the Company has prospered under Mr. Mendelson's leadership. Specifically, the Company has expanded its aerospace product line, restructured its aerospace operations, divested itself of an unprofitable business and entered a new, profitable line of business.

     The Committee desires to continue to induce Mr. Mendelson to devote substantially all of his time and effort to the Company and to forego other potentially lucrative business transactions. In doing so, the Committee has considered Mr. Mendelson's other successful business activities unrelated to the Company.

     Further, the Company's commercial bank has required that the Company retain Mr. Mendelson's services in order to obtain and retain its credit facility. The Company's lender has also required that Mr. Mendelson and his family maintain their present ownership position in the Company in order to retain the credit facility. These requirements were made at the lender's sole request as part of the Company's loan agreement with the lender. Accordingly, the Board believes that it is essential to ensure Mr. Mendelson's continued management of the Company by providing him with sufficient incentive to remain as the Company's Chief Executive Officer and to induce him to maintain his significant investment in the Company.

     The Committee is also aware of research and the general business philosophy that equity ownership by management is essential. Accordingly, because Mr. Mendelson has made a substantial equity commitment to the Company, the Committee finds it necessary and appropriate to consider this factor in establishing Mr. Mendelson's compensation level.

1994 STOCK OPTION GRANTS

     As discussed previously in this report, the Committee ascribes to the corporate philosophy that stock options are an advantageous method of aligning shareholder and management interests because such options are likely to cause managers to reap economic reward if shareholders gain. Therefore, the Committee awarded stock options to certain executive officers, as described in the foregoing tables.

Submitted by the Nominating and Executive Compensation Committee of the Company's Board of Directors: Paul F. Manieri, Jacob T. Carwile, Samuel L. Higginbottom, and Guy C. Shafer.

EMPLOYMENT AGREEMENTS

     Thomas S. Irwin and the Company are parties to a key employee termination agreement which provides a lump sum severance payment equal to two years' compensation if his employment is terminated within three years after a change in control of the Company (as defined in the key employee termination agreement) as a result of such change in control.

PERFORMANCE GRAPH

     The SEC requires that the Company include in this Proxy Statement/Prospectus a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the American Stock Exchange Total Value Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. For purposes of this performance comparison, the Board of Directors has approved the (i) Dow Jones Aerospace & Defense Group Index, which is comprised of twelve companies which make air transportation vehicles, major weapons, defense equipment or defense radar systems and (ii) the Dow Jones Medical/Biotechnology Group Index, which is comprised of four companies which are engaged either in genetic research and/or the marketing and development of recombinant DNA Products or in the development of advanced technology medical equipment.

                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                  -----------------------------------------
       AMONG HEICO CORPORATION, AMERICAN STOCK EXCHANGE VALUE INDEX,
                   DOW JONES AEROSPACE GROUP INDEX AND
               DOW JONES MEDICAL/BIOTECHNOLOGY GROUP INDEX

                                                                        FYE October 31,
                                                  -------------------------------------------------------------
                                                   1989       1990      1991       1992       1993       1994
                                                  -------    ------    -------    -------    -------    -------
HEICO Common Stock.............................   $100.00    $75.38    $105.33    $116.89    $129.19    $ 89.16
American Stock Exchange Value Index............   $100.00    $77.66    $104.51    $103.01    $129.92    $123.74
Dow Jones Aerospace Group......................   $100.00    $91.62    $116.16    $105.33    $164.84    $197.71
Dow Jones Medical/Biotechnology................                        $100.00    $ 97.03    $ 86.83    $100.08

                             SELECTION OF AUDITORS

     The Board of Directors has not yet selected an independent public accounting firm to serve as the Company's auditors for fiscal 1995. The Board is expected to decide on this matter shortly after the 1995 annual meeting.

     Representatives of Deloitte & Touche LLP, the Company's auditors since fiscal 1990, are expected to be present at the annual meeting. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to answer questions that may be asked by shareholders.

                           PROPOSALS OF SHAREHOLDERS

     If any shareholder of the Company wishes to present a proposal for action at the Company's annual meeting of shareholders presently scheduled for March 19, 1996, notice of such presentation must be received by the Company at its principal executive office, 3000 Taft Street, Hollywood, Florida 33021, on or before October 20, 1995.

                           GENERAL AND OTHER MATTERS

     Neither HEICO Corporation nor the members of its Board of Directors intend to bring before the meeting any matters other than those referred to in the accompanying Notice of Meeting. They have no present knowledge that any other matters will be presented to be acted on pursuant to your proxy. However, if any other matters properly come before the meeting, the persons whose names appear in the enclosed form of proxy intend to vote the proxy in accordance with their judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                                            Laurans A. Mendelson
                                                Chairman of the Board, President
                                                     and Chief Executive Officer